UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2004

AUGUST TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(IRS Employer Identification No.)

4900 West 78th Street Bloomington, Minnesota 55435
(Address of Principal Executive Offices) (Zip Code)

(952) 820-0080
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report

Item 5.                    Other Events.

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934,  Jeff O’Dell, Chief Executive Officer of August Technology Corporation (the “Company”), and Michael Wright, a director of the Company, on February 27, 2004, each adopted a separate trading plan (the “Plan”) to provide for an orderly disposition of shares of the Company’s Common Stock (“Stock”).

Mr. O’Dell’s Plan provides for the sale in equal monthly installments at predetermined prices of up to 165,000 shares of Stock between March 10, 2004 and December 31, 2004.  Under this Plan, Mr. O’Dell may sell approximately 14% of the Stock he beneficially owns as of February 27, 2004.

Mr. Wright’s Plan provides for the exercise of stock options and the sale of the underlying Stock at pre-determined price thresholds during the next twelve months.  Under the Plan, Mr. Wright may sell 44,526 shares of Stock covered by options held by Mr. Wright on February 27, 2004.

Item 7.                     Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Exhibits:  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 1, 2004

AUGUST TECHNOLOGY CORPORATION

By	/s/ Stanley D. Piekos
Stanley D. Piekos, Chief Financial Officer